IMPORTANT:        PLEASE READ CAREFULLY BEFORE SIGNING:
                           SIGNIFICANT REPRESENTATIONS ARE CALLED FOR HEREIN.



                             SUBSCRIPTION AGREEMENT
                                       AND
                           LETTER OF INVESTMENT INTENT

                                  June 30, 1999




CorVu Corporation
3400 W. 66th Street
Suite 445
Edina, Minnesota  55435

Ladies and Gentlemen:

         I hereby subscribe for 395,000 shares of common stock of CorVu Corporation, a Minnesota corporation (the "Corporation"), in full satisfaction and payment of the principal amount of my cash advances to the Corporation during the period from to , aggregating the principal amount of $790,000.

         I understand that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the acquisition of the Shares by me is exempt under Section 4(2) thereof.

         In partial consideration of the issuance of the Shares to me, I hereby represent, warrant and agree as follows:

         1. Knowledge of Reliance. I understand and recognize that the Corporation, in claiming the above referenced Securities Act exemption for the issuance of the Shares, is relying upon the statements and representations made by me in this letter.

         2.       Investment Purpose in Acquiring the Shares.

                  a) Generally. I am acquiring the Shares for my account for investment purposes only and not with a view to their resale or distribution. I have no present intention to divide my participation with others or to resell or otherwise dispose of all or any part of the Shares. In making these representations, I understand that in the view of the Securities and Exchange Commission the statutory exemption referred to above would not be available if, notwithstanding my representations, I have in mind merely acquiring the Shares for resale upon the occurrence or nonoccurrence of some predetermined event.

                  b) Compliance With Securities Act. I agree that if I sell or distribute the Shares in the future, I shall do so pursuant to the requirements of the Securities Act and applicable state securities laws. I agree that I will not transfer any part of the Shares without (i) an effective registration under the Securities Act and applicable state securities laws, or (ii) obtaining an opinion of counsel satisfactory in form and substance to counsel for the Corporation stating that the proposed transaction will not result in a prohibited transaction under the Securities Act and applicable state securities laws.

                  c) Restrictive Legend. I agree that you may place a restrictive legend on the Shares containing substantially the following language:

                           "The Shares represented by this certificate have not been registered under either the Securities Act of 1933, as amended, or applicable state securities laws, and are subject to an investment letter. They may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and the applicable state securities laws, or an opinion of counsel satisfactory in form and substance to counsel for the Corporation that such transaction will not result in a prohibited transaction under the Securities Act of 1933, as amended, or the applicable state securities laws."

                  d) Stop Transfer Order. I agree that the Corporation may place a stop transfer order with its registrar and stock transfer agent covering all certificates representing the Shares.

         3. Knowledge of Restrictions Upon Transfer of the Shares. I understand that the Shares are not freely transferable and may in fact be prohibited from sale for an extended period of time and that, as a consequence thereof, I may have extremely limited opportunities to dispose of the Shares. I understand that Rule 144 of the Securities and Exchange Commission permits the transfer of "restricted securities" of the type here involved only under certain conditions, including a minimum one-year holding period and availability to the public of certain information concerning the Corporation.

         4. Information About the Corporation. I acknowledge that I am a director of the Corporation and that, by reason of my relationship with the Corporation as well as other actions taken by me, I am fully aware of and advised concerning the present financial condition of the Corporation, its business affairs and its prospects for future business.

         5. Knowledgeable Investor. I understand that an investment in the Corporation is speculative and involves a high degree of risk, and that there can be no assurance that I will receive any return of or on my investment. I can bear the economic risk of an investment in the Shares for an indefinite period of time, can afford to sustain a complete loss of such investment, have no need for liquidity in connection with an investment in the Shares, and can afford to hold the Shares indefinitely.

                                             Yours very truly,



                                             Ismail Kurdi
                                             Address:





                                   ACCEPTANCE

         This Subscription Agreement and Letter of Investment Intent is accepted as of June 30, 1999.

                                            CORVU CORPORATION



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